                                                                     Exhibit 5.2
                                                                     -----------

                    [LETTERHEAD OF MCCUTCHEN, DOYLE, BROWN &
                           ENERSEN, LLP APPEARS HERE]



May  30, 1997




Bay Meadows Operating Company
2600 South Delaware Street
P.O. Box 5050
San Mateo, California 94402-0050

          MERGER OF PATRIOT AMERICAN HOSPITALITY, INC. AND CALIFORNIA
                                  JOCKEY CLUB

Ladies and Gentlemen:

     We have acted as counsel for Bay Meadows Operating Company, a Delaware corporation ("Bay Meadows"), in connection with the planned merger ("Merger") of Patriot American Hospitality, Inc., a Virginia corporation ("Patriot"), with and into California Jockey Club, a Delaware corporation ("Cal Jockey"), pursuant to an Agreement and Plan of Merger dated as of February 24, 1997, as amended and restated as of May 28, 1997 ("Merger Agreement") among Patriot, Patriot American Hospitality Partnership, L.P., a Virginia limited partnership ("Patriot Partnership"), Cal Jockey and Bay Meadows. Pursuant to the Merger Agreement, Bay Meadows and Patriot Partnership will enter into that certain Subscription Agreement ("Subscription Agreement") to be executed and dated the date of the Closing (as defined in the Merger Agreement), pursuant to which Bay Meadows will issue a number of shares of Bay Meadows Common Stock, par value $.01 per share ("Bay Meadows Common Stock"), equal to the number of shares of Cal Jockey Common Stock, par value $.01 per share, to be issued to stockholders of Patriot pursuant to the Merger Agreement. Further, pursuant to the Merger Agreement, Bay Meadows and Patriot Partnership will enter into that certain Agreement of Limited Partnership of Patriot American Hospitality Operating Partnership ("Operating Partnership Agreement") to be executed and dated the date of the Closing, pursuant to which Bay Meadows may issue additional shares of Bay Meadows Common Stock in connection with the redemption of partnership units. The shares of Bay Meadows Common Stock to be issued pursuant to the Subscription Agreement and the shares of Bay Meadows Common Stock which may be issued pursuant to the Operating Partnership Agreement are collectively referred to herein as the "Shares."

Bay Meadows Operating Company
May 30, 1997
Page 2


     In rendering the opinion hereinafter expressed, we have examined and relied upon such documents and instruments as we have deemed appropriate, including the following:

     A.   The proposed form of Subscription Agreement;

     B.   The proposed form of Operating Partnership Agreement;

     C. Proposed resolutions of the Board of Directors of Bay Meadows in connection with the Merger Agreement, Subscription Agreement and Operating Partnership Agreement;

     D. The proposed Amended and Restated Certificate of Incorporation of Bay Meadows ("Proposed Restated Certificate"), attached as Annex D to the definitive Joint Proxy Statement/Prospectus of Cal Jockey, Bay Meadows and Patriot ("Joint Proxy Statement/Prospectus");

     E. The proposed Amended and Restated Bylaws of Bay Meadows ("Proposed Restated Bylaws"), attached as Annex E to the definitive Joint Proxy Statement/Prospectus; and

     F. A proposed form of certificate of certain officers of Bay Meadows as to certain factual matters.

     We have assumed the genuineness of all signatures on documents by parties other than Bay Meadows not signed in our presence, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies and the authenticity of the originals of such copies.

     Our opinion below assumes that (i) the Merger Agreement, including without limitation the Proposed Restated Certificate and the Proposed Restated Bylaws of Bay Meadows, has been validly approved by the requisite approval of the stockholders of Bay Meadows; (ii) that the Proposed Restated Certificate has been filed with the Delaware Secretary of State; (iii) the proposed forms of the Subscription Agreement and Operating Partnership Agreement have been duly executed and delivered by Patriot Partnership and constitute the valid, binding and enforceable obligations of Patriot Partnership; (iv) the consideration for the Shares provided for in the Subscription Agreement and the Operating Partnership Agreement has been received by Bay Meadows; (v) the requisite Certificate of Limited Partnership for the Operating Partnership has been duly executed and filed with the Delaware Secretary of State; (vi) the proposed resolutions by the Board of Directors of Bay Meadows have been duly adopted by the

Bay Meadows Operating Company
May 30, 1997
Page 3


Board of Directors of Bay Meadows and (viii) the proposed form of certificate of certain officers of Bay Meadows has been duly executed and delivered.

     We are of the opinion that, upon the issuance of certificates representing the Shares in accordance with the Subscription Agreement and the Operating Partnership Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.2 to the registration statement on Form S-4 filed May 30, 1997 by Cal Jockey, Bay Meadows and Patriot in connection with the Merger Agreement ("Registration Statement") and to the use of our name under the caption "Legal Matters" in the Registration Statement in the Joint Proxy Statement/Prospectus included therein.


                              Very truly yours,


                              McCutchen, Doyle, Brown & Enersen, LLP

                                         /s/ William J. Newell

                                         A Member of the Firm